Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months and Year Ended

December 31, 2024

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS STRONG RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2024

Same-center NOI in 2024 increased 0.2% over the prior-year period

CHATTANOOGA, Tenn. (February 14, 2025) – CBL Properties (NYSE: CBL) announced results for the fourth quarter and year ended December 31, 2024. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to common shareholders	$1.22	$0.37	$1.87	$0.17
Funds from Operations ("FFO")	$2.42	$1.80	$6.40	$6.59
FFO, as adjusted (1)	$1.92	$1.94	$6.69	$6.66
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•
In January 2025, CBL closed on the sale of Monroeville Mall in Monroeville, PA, for $34.0 million, all cash.
•
In December 2024, CBL closed on the acquisition of its partner’s 50% joint venture interests in three high-performing centers, CoolSprings Galleria in Nashville, TN, Oak Park Mall in Kansas City, KC, and West County Center in St. Louis, MO. The interests were acquired for a total cash consideration of $22.5 million. CBL also assumed its former partner's share of three non-recourse loans, secured individually by each of the assets, totaling $266.7 million.
•
Same-center NOI for 2024 increased 0.2% compared with the prior-year period, and FFO, as adjusted, per share increased to $6.69, compared with $6.66 for the prior-year period. CBL reported a decline in same-center NOI of 1.6% for the fourth quarter 2024 compared with the prior-year period, and FFO, as adjusted, per share of $1.92, compared with $1.94 for fourth quarter 2023. Results were in-line with the previously issued guidance range for 2024.
•
Nearly 4.5 million square feet of leases were executed in 2024, including nearly 1.4 million executed in the fourth quarter. Fourth quarter 2024 leasing results included comparable leases of approximately 859,000 square feet signed at roughly flat average rents versus the prior leases.
•
Portfolio occupancy was 90.3% as of December 31, 2024, a 100-basis-point-increase sequentially from September 30, 2024, and a 60-bps decline compared with portfolio occupancy of 90.9% as of December 31, 2023. Same-center occupancy for malls, lifestyle centers and outlet centers was 88.7% as of December 31, 2024, a 110-basis-point decline from 89.8% as of December 31, 2023. Anticipated bankruptcy related store closures representing over 290,000-square-feet negatively impacted mall occupancy by 184 basis points, compared with the prior-year quarter.
•
Same-center tenant sales per square foot for the fourth quarter 2024 increased approximately 1% as compared with the prior-year period. Same-center tenant sales per square foot for the 12-months ended December 31, 2024, of $418, were flat compared with the prior period.
•
As of December 31, 2024, the Company had $283.9 million of unrestricted cash and marketable securities.
•
CBL's Board of Directors declared a regular cash dividend of $0.40 per common share for the quarter ending March 31, 2025, and a special cash dividend of $0.80 per common share.

"2024 was an outstanding year for CBL," said CBL's chief executive officer, Stephen D. Lebovitz. "Financial results were strong, highlighted by the achievement of positive same-center NOI growth. We also completed significant financing and transactional activity that strengthened both our balance sheet and portfolio. Same-center NOI growth for the year benefited from overall positive rent spreads and new leasing activity as well as lower operating expenses and tax savings, partially offset by an unfavorable variance in uncollectable revenues and declines in percentage rent.

"Leasing volumes were healthy in 2024, with 1.4 million square feet of new and renewal leases signed in the fourth quarter, bringing the full year total to nearly 4.5 million square feet. Comparable shop leases were signed at positive lease spreads of 5.8% for both new and renewal leases. We added exciting new brands and restaurants to our properties, signing new deals in the fourth quarter with Kendra Scott, J. Crew Factory, Barnes & Noble, Drybar, and Cooper's Hawk Winery & Restaurant. Our leasing efforts through the year resulted in a 100 bps increase in occupancy sequentially and a narrowing of the decline from the prior-year period to 60 basis points. We are focused on making additional progress in occupancy in 2025. Sales improved over the course of the year with the holiday sales season driving a 1% increase in the fourth quarter.

"In 2024, we were active on the transaction front, generating $85 million in proceeds from asset sales. In late December, we were excited to complete the acquisition of our joint venture partner's interest in three of our top properties, which paves the way to unlock future value creation opportunities. We are pursuing numerous growth opportunities at these high-performing properties and will now benefit 100% from the results of these efforts.

"We made tremendous improvements to our balance sheet during the fourth quarter with more than $500 million in financing activity completed. In concert with the acquisition noted above, we completed the extension of the non-recourse loans secured by West County Center, (to December 2026, at the existing interest rate) and Oak Park Mall, (to October 2030, at a 5% fixed interest rate). We also closed on two favorable new non-recourse loans secured by our open-air center in Melbourne, FL and our outlet center in Louisville, KY.

"With more than $37 million in share repurchase activity completed, we are actively pursuing opportunities to return capital to shareholders. We increased our regular dividend rate at the start of 2024, and now our Board has approved our regular quarterly dividend as well as a significant special dividend totaling $1.20 per share, to be paid in all cash.

"While uncertainty and certain headwinds remain a factor in 2025, we are focused on driving additional operational improvements across our portfolio through strategic leasing and redevelopment efforts. We will continue to pursue opportunities to utilize our portfolio and strong balance sheet position to generate cash flow improvements and enhanced shareholder returns. We are excited to hit the ground running this year and build off the strong momentum created in 2024."

Same-center Net Operating Income (“NOI”) (1):

	Three Months Ended December 31,
	2024	2023
Total Revenues	$177,826	$180,571
Total Expenses	$(56,103)	$(56,867)
Total portfolio same-center NOI	$121,723	$123,704
Total same-center NOI percentage change	(1.6)%

Estimate for uncollectable revenues (recovery)	$1,039	$(285)
(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the fourth quarter 2024 declined $2.0 million. Fourth quarter 2024 results were impacted by a $0.6 million decline in percentage rents. Total operating expense declined $0.8 million, primarily driven by lower thirdparty contract expense and lower maintenance and repair projects expense as compared with the prior period. The estimate for uncollectable revenues unfavorably impacted the quarter by approximately $1.3 million.

	Year Ended December 31,
	2024	2023
Total Revenues	$675,468	$681,425
Total Expenses	$(219,901)	$(226,934)
Total portfolio same-center NOI	$455,568	$454,492
Total same-center NOI percentage change	0.2%

Estimate for uncollectable revenues (recovery)	$3,667	$1,211

Same-center NOI for the twelve months ended December 31, 2024 increased $1.1 million. Results included real estate and other tax expense savings and improved operating expenses from lower third-party contract expense. Percentage rents in 2024 were $2.3 million lower. The estimate for uncollectable revenues unfavorably impacted 2024 by $2.5 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2024	2023
Total portfolio	90.3%	90.9%
Malls, lifestyle centers and outlet centers:
Total malls	87.8%	89.3%
Total lifestyle centers	92.2%	91.5%
Total outlet centers	92.3%	91.9%
Total same-center malls, lifestyle centers and outlet centers	88.7%	89.8%
Open-air centers	95.6%	95.5%
All Other Properties	89.5%	78.2%
(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2024	2024
All Property Types	(0.6)%	5.8%
Stabilized Malls, Lifestyle Centers and Outlet Centers	(0.8)%	5.5%
New leases	36.4%	56.5%
Renewal leases	(2.2)%	1.1%
Open Air Centers	8.9%	15.7%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended December 31,
	2024	2023	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$418	$418	0.0%

DIVIDEND

On February 12, 2025, CBL announced that its Board of Directors declared a regular cash dividend of $0.40 per common share for the quarter ending March 31, 2025. The dividend, which equates to an annual dividend payment of $1.60 per common share, is payable on March 31, 2025, to shareholders of record as of March 13, 2025.

CBL’s Board of Directors also declared a special cash dividend of $0.80 per common share. The special dividend is required to remain in compliance with U.S. federal income tax rules for real estate investment trusts (“REITs”). The special dividend is payable on March 31, 2025, to shareholders of record as of March 13, 2025.

FINANCING ACTIVITY

During the fourth quarter 2024, CBL completed approximately $513.7 million in financing activity.

In December 2024, CBL completed the extension of the $251.4 million non-recourse loan secured by Oak Park Mall in Kansas City, KS. The maturity was extended to October 2030. The fixed interest rate will increase to 5% beginning in October 2025. CBL also exercised a two-year extension of the $144.7 million loan secured by West County Center in St. Louis, MO. The maturity was extended to December 2026. CBL closed on an extension of the $6.6 million loan ($3.3 million at CBL's share) secured by Coastal Grand-Dick's Sporting Goods in Myrtle Beach, SC. The loan now matures in November 2025, with an option to extend the maturity to May 2026.

In November, CBL and its 50% joint venture partner took advantage of improved financing terms and closed on new non-recourse ten-year loans totaling $45.0 million, secured by Hammock Landing in West Melbourne, FL. The loans bear a fixed interest rate of 5.86% and replace two existing partially guaranteed loans totaling $44.5 million, which bore a floating interest rate (8.2% as of September 30, 2024). The loans had a maturity of February 2025.

In October, CBL and its joint venture partner closed on a new $66.0 million loan secured by The Outlet Shoppes of the Bluegrass. The new non-recourse loan bears a fixed interest rate of 6.84% and matures in November 2034. Proceeds were used to retire the $61.6 million existing loan that was set to mature in December 2024.

CBL and its 50% joint venture partner are continuing discussions, which began in August, with the lender regarding a loan modification/extension of the $98.8 million in loans secured by Coastal Grand Mall and Coastal Grand Crossing in Myrtle Beach, SC.

In July 2024, CBL and its 50% joint venture partner closed on a new $14.5 million five-year loan secured by the Aloft Hotel at Hamilton Place in Chattanooga, TN. The loan bears a fixed interest rate of 7.2% and is non-recourse to CBL and replaced the existing $16.0 million loan that was set to mature in November 2024.

In May 2024, CBL transferred the title to Westgate Mall in Spartanburg, SC, to the mortgage holder in satisfaction of the $28.7 million non-recourse loan secured by the property.

In February 2024, CBL retired the $15.3 million recourse loan secured by Brookfield Square Anchor Redevelopment in Brookfield, WI.

CBL is cooperating with the foreclosure or conveyance of Alamance Crossing East in Burlington, NC, ($41.1 million).

ACQUISITION ACTIVITY

In December 2024, CBL closed on the acquisition of its partner’s 50% joint venture interests in three high-performing centers, CoolSprings Galleria in Nashville, TN, Oak Park Mall in Kansas City, KS, and West County Center in St. Louis, MO. The interests were acquired for a total cash consideration of $22.5 million. CBL also assumed its former partner's share of three non-recourse loans, secured individually by each of the assets, totaling $266.7 million.

DISPOSITION ACTIVITY

In January 2025, CBL completed the sale of Monroeville Mall and Annex in Monroeville PA, for $34.0 million.

In 2024, CBL completed more than $85.0 million in disposition activity, at CBL's share. Major transactions included the sale of Layton Hills Mall in Layton, UT, in August for $37.125 million. In September, CBL closed on the sale of Layton Hills Convenience Center, Layton Hills Plaza and nine related outparcels in Layton (Salt Lake City), UT, to an unaffiliated third party for $28.5 million, all cash.

During the fourth quarter, CBL completed the sale of three outparcels, generating aggregate proceeds at its share of $10.8 million.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q4 2024, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com

OUTLOOK AND GUIDANCE

Based on Management's expectations, CBL is initiating FFO, as adjusted, guidance for 2025 in the range of $6.98 - $7.34 per share. Management anticipates same-center NOI for full-year 2025 in the range of (2.0)% to 0.5%.

	Low	High
2025 FFO, as adjusted (in millions)	$213.0	$224.0
2025 WA Share Count	30.5	30.5
2025 FFO, as adjusted, per share	$6.98	$7.34
2025 Same-Center NOI ("SC NOI") (in millions)	$427.0	$438.0
2025 change in same-center NOI	(2.0)%	0.5%

2024 vs. 2025 Same-center NOI guidance bridge:

	2025 SC NOI Low End	2025 SC NOI High End	Category Explanation
2024 same-center NOI	$435.7	$435.7	Non-core assets excluded from same center pool include Harford Mall, Imperial Valley Mall, Laurel Park Mall and Brookfield Square.
Net impact from new and renewal leasing activity	6.5	11.0	Net impact of new leases, renewal leases and contractual rent bumps for permanent and specialty leasing.
Percentage rent	(3.0)	(2.0)	Represents impact of flat to down sales expectations for the year, higher breakpoints upon lease renewal and conversion of percentage rent to base rent on renewal.
Operating expense	(7.0)	(4.0)	Represents potential increase in operating expenses.
Credit loss	(5.2)	(3.7)	Unbudgeted reserve for tenants that may file for bankruptcy/close stores.
Uncollectable revenue variance	-	1.0	Represents the estimated impact of a variance in the estimate for uncollectable revenues.
2025 SC NOI Guidance	$427.0	$438.0
% change	(2.0)%	0.5%

Reconciliation of GAAP Earnings Per Share to 2025 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$1.07	$1.43
Depreciation and amortization	4.61	4.61
Expected FFO, per diluted, fully converted common share	5.68	6.04
Debt discount accretion, net of noncontrolling interests' share	0.60	0.60
Adjustment for unconsolidated affiliates with negative investment	0.70	0.70
Expected FFO, as adjusted, per diluted, fully converted common share	$6.98	$7.34

2025 Estimate of Capital Items (in millions):

	Low	High
2025 Estimated maintenance capital/tenant allowances (1)	$40.0	$55.0
2025 Estimated development/redevelopment expenditures	5.0	10.0
2025 Estimated principal amortization (including est. term loan ECF)	85.0	95.0
Total Estimate	$130.0	$160.0

(1) Excludes amounts related to properties which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements as further described on page 18 of the Financial Supplement.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 89 properties totaling 56.2 million square feet across 21 states, including 54 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
REVENUES:
Rental revenues	$125,786	$134,008	$493,876	$513,957
Management, development and leasing fees	1,897	1,821	7,609	7,917
Other	4,007	3,880	14,076	13,412
Total revenues	131,690	139,709	515,561	535,286
EXPENSES:
Property operating	(22,149)	(22,254)	(90,052)	(90,996)
Depreciation and amortization	(31,561)	(42,376)	(140,591)	(190,505)
Real estate taxes	(11,797)	(11,744)	(47,365)	(54,807)
Maintenance and repairs	(9,725)	(11,334)	(37,732)	(41,336)
General and administrative	(16,607)	(14,283)	(67,254)	(64,066)
Loss on impairment	(625)	—	(1,461)	—
Litigation settlement	400	132	553	2,310
Other	(88)	(23)	(230)	(221)
Total expenses	(92,152)	(101,882)	(384,132)	(439,621)
OTHER INCOME (EXPENSES):
Interest and other income	3,604	3,939	15,713	13,199
Interest expense	(36,418)	(42,317)	(154,486)	(172,905)
Gain (loss) on extinguishment of debt	—	3,270	(819)	3,270
Gain on deconsolidation	—	—	—	47,879
Gain on consolidation	26,727	—	26,727	—
Gain on sales of real estate assets	189	229	16,676	5,125
Income tax (provision) benefit	(199)	487	(1,055)	(894)
Equity in earnings of unconsolidated affiliates	4,106	9,043	22,932	11,865
Total other expenses	(1,991)	(25,349)	(74,312)	(92,461)
Net income	37,547	12,478	57,117	3,204
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(3)	(8)	(4)	(2)
Other consolidated subsidiaries	434	(657)	1,857	3,344
Net income attributable to the Company	37,978	11,813	58,970	6,546
Earnings allocable to unvested restricted stock	(770)	(276)	(1,206)	(1,113)
Net income attributable to common shareholders	$37,208	$11,537	$57,764	$5,433
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$1.23	$0.37	$1.87	$0.17
Diluted earnings per share	1.22	0.37	1.87	0.17
Weighted-average basic shares	30,178	31,291	30,905	31,303
Weighted-average diluted shares	30,400	31,291	30,962	31,303

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to common shareholders	$37,208	$11,537	$57,764	$5,433
Noncontrolling interest in income of Operating Partnership	3	8	4	2
Earnings allocable to unvested restricted stock	770	276	1,206	1,113
Depreciation and amortization expense of:
Consolidated properties	31,561	42,376	140,591	190,505
Unconsolidated affiliates	4,141	4,145	16,137	17,408
Non-real estate assets	(418)	(232)	(1,187)	(905)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(446)	(507)	(1,916)	(2,442)
Loss on impairment, net of taxes	625	—	1,244	—
Gain on depreciable property	—	—	(15,651)	—
FFO allocable to Operating Partnership common unitholders	73,444	57,603	198,192	211,114
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	10,327	13,909	44,929	61,788
Adjustment for unconsolidated affiliates with negative investment (2)	1,494	(6,062)	(9,974)	(7,242)
Litigation settlement (3)	(400)	(132)	(553)	(2,310)
Non-cash default interest expense (4)	374	—	606	972
Gain on deconsolidation (5)	—	—	—	(47,879)
Gain on consolidation (6)	(26,727)	—	(26,727)	—
(Gain) loss on extinguishment of debt (7)	—	(3,270)	819	(3,270)
FFO allocable to Operating Partnership common unitholders, as adjusted	$58,512	$62,048	$207,292	$213,173
FFO per diluted share	$2.42	$1.80	$6.40	$6.59
FFO, as adjusted, per diluted share	$1.92	$1.94	$6.69	$6.66
Weighted-average common and potential dilutive common units outstanding	30,406	32,007	30,967	32,015
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense, in each respective period, related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three months and year ended December 31, 2024 includes default interest on loans past their maturity dates. The year ended December 31, 2023 includes default interest on loans past their maturity dates.
(5)
For the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East and WestGate Mall due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(6)
For the year ended December 31, 2024, the Company closed on the acquisition of its partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and recognized gain on consolidation.
(7)
During the year ended December 31, 2024, the Company made a partial paydown on the open-air centers and outparcels loan and recognized loss on extinguishment of debt related to a prepayment fee. The three months and year ended December 31, 2023 includes a gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Laredo.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Diluted EPS attributable to common shareholders	$1.22	$0.37	$1.87	$0.17
Add amounts per share included in FFO:
Unvested restricted stock	0.03	0.01	0.03	0.03
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.15	1.42	4.96	6.39
Loss on impairment, net of taxes	0.02	—	0.04	—
Gain on depreciable property	—	—	(0.50)	—
FFO per diluted share	$2.42	$1.80	$6.40	$6.59

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$144	$1,423	$2,357	$3,504

Straight-line rental income adjustment	$804	$1,432	$974	$6,840

Gain on outparcel sales, net of taxes	$257	$229	$951	$5,607

Net amortization of acquired above- and below-market leases	$(5,134)	$(5,626)	$(15,616)	$(20,736)

Income tax (provision) benefit	$(199)	$487	$(1,055)	$(894)

Abandoned projects expense	$(88)	$(22)	$(230)	$(39)

Interest capitalized	$134	$111	$562	$453

Estimate of uncollectable revenues	$(870)	$1,081	$(5,085)	$(1,493)

			As of December 31,
			2024	2023
Straight-line rent receivable			$23,789	$22,649

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$37,547	$12,478	$57,117	$3,204
Adjustments:
Depreciation and amortization	31,561	42,376	140,591	190,505
Depreciation and amortization from unconsolidated affiliates	4,141	4,145	16,137	17,408
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(446)	(507)	(1,916)	(2,442)
Interest expense	36,418	42,317	154,486	172,905
Interest expense from unconsolidated affiliates	16,070	17,753	67,108	71,867
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,044)	(1,089)	(4,240)	(6,156)
Abandoned projects expense	88	22	230	39
Gain on sales of real estate assets, net of taxes and noncontrolling interests' share	(189)	(229)	(16,676)	(4,839)
Gain on sales of real estate assets of unconsolidated affiliates	(68)	—	(68)	(768)
Adjustment for unconsolidated affiliates with negative investment	1,494	(6,062)	(9,974)	(7,242)
(Gain) loss on extinguishment of debt	—	(3,270)	819	(3,270)
Gain on deconsolidation	—	—	—	(47,879)
Gain on consolidation	(26,727)	—	(26,727)	—
Loss on impairment	625	—	1,461	—
Litigation settlement	(400)	(132)	(553)	(2,310)
Income tax provision (benefit)	199	(487)	1,055	894
Lease termination fees	(144)	(1,423)	(2,357)	(3,504)
Straight-line rent and above- and below-market lease amortization	4,330	4,194	14,642	13,896
Net loss (income) attributable to noncontrolling interests in other consolidated subsidiaries	434	(657)	1,857	3,344
General and administrative expenses	16,607	14,283	67,254	64,066
Management fees and non-property level revenues	(5,979)	(4,360)	(25,049)	(19,087)
Operating Partnership's share of property NOI	114,517	119,352	435,197	440,631
Non-comparable NOI	7,206	4,352	20,371	13,861
Total same-center NOI (1)(2)	$121,723	$123,704	$455,568	$454,492
Total same-center NOI percentage change	(1.6)%		0.2%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2024, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2024. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.
(2)
Due to the purchase of the Company's joint venture partner's 50% interest in CoolSprings Galleria, Oak Park Mall and West County Center during December 2024, same-center NOI is reflected at 100% for those properties for all periods.

Same-center Net Operating Income

(Continued)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Malls	$86,968	$89,941	$318,288	$322,534
Outlet centers	5,927	5,505	22,202	21,044
Lifestyle centers	9,190	9,126	36,089	35,849
Open-air centers	13,882	13,604	56,517	53,971
Outparcels and other	5,756	5,528	22,472	21,094
Total same-center NOI	$121,723	$123,704	$455,568	$454,492
Percentage Change:
Malls	(3.3)%		(1.3)%
Outlet centers	7.7%		5.5%
Lifestyle centers	0.7%		0.7%
Open-air centers	2.0%		4.7%
Outparcels and other	4.1%		6.5%
Total same-center NOI	(1.6)%		0.2%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$1,403,798	$928,106	$2,331,904	$(8,688)	$(110,536)	$2,212,680
Noncontrolling interests' share of consolidated debt	(24,392)	(11,403)	(35,795)	168	1,803	(33,824)
Company's share of unconsolidated affiliates' debt	372,939	26,989	399,928	(2,613)	—	397,315
Other debt (3)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,793,467	$943,692	$2,737,159	$(11,133)	$(108,733)	$2,617,293
Weighted-average interest rate	5.18%	7.66%	6.03%

	As of December 31, 2023
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$915,753	$1,028,213	$1,943,966	$(13,221)	$(41,942)	$1,888,803
Noncontrolling interests' share of consolidated debt	(25,021)	(11,823)	(36,844)	249	3,706	(32,889)
Company's share of unconsolidated affiliates' debt	622,169	57,274	679,443	(3,197)	—	676,246
Other debt (3)	69,783	—	69,783	—	—	69,783
Company's share of consolidated, unconsolidated and other debt	$1,582,684	$1,073,664	$2,656,348	$(16,169)	$(38,236)	$2,601,943
Weighted-average interest rate	5.26%	8.42%	6.54%
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
At December 31, 2024, includes $533,377 of debt and $87,022 of unamortized debt discounts related to three properties in which the Company acquired its joint venture partner's 50% interest and now consolidates the properties. At December 31, 2023, $274,879 of debt represented the Company's 50% interest of such debt, which was included in the Company's share of unconsolidated affiliates' debt.
(3)
Represents the outstanding loan balance for Alamance Crossing East, which was deconsolidated due to a loss of control when the property was placed into receivership in connection with the foreclosure process. Additionally, WestGate Mall was deconsolidated in September 2023 when the property was placed into receivership in connection with the foreclosure process, which was completed in May 2024.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2024	2023
ASSETS
Real estate assets:
Land	$588,153	$585,191
Buildings and improvements	1,505,232	1,216,054
	2,093,385	1,801,245
Accumulated depreciation	(283,785)	(228,034)
	1,809,600	1,573,211
Held-for-sale	56,075	—
Developments in progress	5,817	8,900
Net investment in real estate assets	1,871,492	1,582,111
Cash and cash equivalents	40,791	34,188
Restricted cash	112,938	88,888
Available-for-sale securities - at fair value (amortized cost of $242,881 and $261,869 as of December 31, 2024 and December 31, 2023, respectively)	243,148	262,142
Receivables:
Tenant	45,594	43,436
Other	2,356	2,752
Investments in unconsolidated affiliates	83,465	76,458
In-place leases, net	186,561	157,639
Intangible lease assets and other assets	160,846	158,291
	$2,747,191	$2,405,905
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,212,680	$1,888,803
Accounts payable and accrued liabilities	221,647	186,485
Total liabilities	2,434,327	2,075,288
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 30,711,227 and 31,975,645 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively (in each case, excluding 34 treasury shares)	31	32
Additional paid-in capital	694,566	719,125
Accumulated other comprehensive income	782	610
Accumulated deficit	(371,833)	(380,446)
Total shareholders' equity	323,546	339,321
Noncontrolling interests	(10,682)	(8,704)
Total equity	312,864	330,617
	$2,747,191	$2,405,905

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31, 2024	December 31, 2023
ASSETS:
Investment in real estate assets	$1,284,494	$2,010,269
Accumulated depreciation	(576,289)	(886,712)
	708,205	1,123,557
Developments in progress	32,114	17,261
Net investment in real estate assets	740,319	1,140,818
Other assets	156,363	200,289
Total assets	$896,682	$1,341,107
LIABILITIES:
Mortgage and other indebtedness, net	$780,536	$1,368,031
Other liabilities	36,253	45,577
Total liabilities	816,789	1,413,608
OWNERS' EQUITY (DEFICIT):
The Company	76,607	12,290
Other investors	3,286	(84,791)
Total owners' deficit	79,893	(72,501)
Total liabilities and owners’ deficit	$896,682	$1,341,107

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total revenues	$69,647	$69,453	$260,969	$255,283
Depreciation and amortization	(17,309)	(17,828)	(71,529)	(69,261)
Operating expenses	(22,377)	(22,502)	(85,268)	(82,197)
Interest and other income	680	606	2,717	2,257
Interest expense	(18,514)	(18,730)	(73,344)	(69,185)
Gain on extinguishment of debt	—	—	20,752	—
Gain on sales of real estate assets	136	—	136	1,537
Net income	$12,263	$10,999	$54,433	$38,434

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total revenues	$37,102	$35,603	$137,845	$133,828
Depreciation and amortization	(8,945)	(10,761)	(37,843)	(44,910)
Operating expenses	(11,763)	(11,094)	(43,367)	(42,194)
Interest and other income	404	370	1,657	1,496
Interest expense	(16,070)	(17,753)	(67,108)	(71,867)
Negative investment adjustment	3,310	12,678	31,680	34,744
Gain on sales of real estate assets	68	—	68	768
Net income	$4,106	$9,043	$22,932	$11,865

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, (gains) losses on extinguishment of debt, abandoned projects expense, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$37,547	$12,478	$57,117	$3,204
Depreciation and amortization	31,561	42,376	140,591	190,505
Depreciation and amortization from unconsolidated affiliates	4,141	4,145	16,137	17,408
Interest expense	36,418	42,317	154,486	172,905
Interest expense from unconsolidated affiliates	16,070	17,753	67,108	71,867
Income taxes	199	(389)	1,055	1,096
Loss on impairment	625	—	1,461	—
Gain on depreciable property	—	—	(15,651)	—
Gain on consolidation	(26,727)	—	(26,727)	—
Gain on deconsolidation	—	—	—	(47,879)
EBITDAre (1)	99,834	118,680	395,577	409,106
(Gain) loss on extinguishment of debt	—	(3,270)	819	(3,270)
Litigation settlement	(400)	(132)	(553)	(2,310)
Abandoned projects expense	88	22	230	39
Adjustment for unconsolidated affiliates with negative investment	1,494	(6,062)	(9,974)	(7,242)
Net loss (income) attributable to noncontrolling interests in other consolidated subsidiaries	434	(657)	1,857	3,344
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(446)	(507)	(1,916)	(2,442)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,044)	(1,089)	(4,240)	(6,156)
Company's share of Adjusted EBITDAre	$99,960	$106,985	$381,800	$391,069
(1)
Includes $257 and $229 for the three months ended December 31, 2024 and 2023, respectively, related to sales of non-depreciable real estate assets. Includes $1,093 and $5,598 for the years ended December, 2024 and 2023, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023

Interest Expense:
Interest expense	$36,418		$42,317		$154,486		$172,905
Interest expense from unconsolidated affiliates	16,070		17,753		67,108		71,867
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(10,327)		(13,909)		(44,929)		(61,788)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(569)		(603)		(2,337)		(2,414)
Company's share of interest expense	$41,592		$45,558		$174,328		$180,570
Ratio of Adjusted EBITDAre to Interest Expense	2.4	x	2.3	x	2.2	x	2.2	x

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Company's share of Adjusted EBITDAre	$99,960	$106,985	$381,800	$391,069
Interest expense	(36,418)	(42,317)	(154,486)	(172,905)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,044	1,089	4,240	6,156
Income taxes	(199)	389	(1,055)	(1,096)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	2,813	4,015	10,479	23,824
Net amortization of intangible lease assets and liabilities	5,177	5,668	15,666	21,425
Depreciation and interest expense from unconsolidated affiliates	(20,211)	(21,898)	(83,245)	(89,275)
Adjustment for unconsolidated affiliates with negative investment	(1,494)	6,062	9,974	7,242
Litigation settlement	400	132	553	2,310
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	446	507	1,916	2,442
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	(434)	657	(1,857)	(3,344)
Gain on outparcel sales	(189)	(229)	(1,025)	(5,125)
Loss on insurance proceeds	—	179	—	176
Equity in earnings of unconsolidated affiliates	(4,106)	(9,043)	(22,932)	(11,865)
Distributions of earnings from unconsolidated affiliates	4,516	8,700	20,665	18,433
Share-based compensation expense	3,845	3,278	14,928	12,982
Change in estimate of uncollectable revenues	213	(2,224)	4,155	1,646
Change in deferred tax assets	(548)	365	(1,650)	(1,283)
Changes in operating assets and liabilities	(8,615)	(12,954)	4,097	(19,296)
Cash flows provided by operating activities	$46,200	$49,361	$202,223	$183,516

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Minimum rents	$92,364	$97,307	$371,301	$380,548
Percentage rents	6,251	7,326	14,004	16,844
Other rents	2,750	2,800	7,826	8,005
Tenant reimbursements	25,206	25,840	104,841	109,852
Estimate of uncollectable amounts	(785)	735	(4,096)	(1,292)
Total rental revenues	$125,786	$134,008	$493,876	$513,957

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2024 (1)	Balance
						Fixed	Variable
Operating Properties:
Fayette Mall	Lexington, KY	May-25	May-26	4.25%	$110,680	$110,680	$—
Cross Creek Mall	Fayetteville, NC	Jun-25		8.19%	85,719	85,719	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-25		8.05%	32,580	—	32,580
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	19,877	19,877	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	53,471	53,471	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	50,745	50,745	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	89,711	89,711	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	35,033	35,033	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	89,197	89,197	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	51,323	51,323	—
Southpark Mall	Colonial Heights, VA	Jun-26		4.85%	49,634	49,634	—
West County Center	Des Peres, MO	Dec-26		3.40%	144,736	144,736	—
Open-air centers and outparcels loan (2)		Jun-27	Jun-29	7.80%	340,062	170,031	170,031
CoolSprings Galleria	Nashville, TN	May-28		4.84%	137,193	137,193	—
Oak Park Mall	Overland Park, KS	Oct-30		3.97%	251,448	251,448	—
Hamilton Place open-air centers loan	Chattanooga, TN	Jun-32		5.85%	65,000	65,000	—
Total Loans On Operating Properties					1,606,409	1,403,798	202,611
Weighted-average interest rate					5.46%	5.02%	8.56%

Corporate Debt:
Secured term loan		Nov-25	Nov-26/Nov-27	7.42%	725,495	—	725,495

Total Consolidated Debt					$2,331,904	$1,403,798	$928,106
Weighted-average interest rate					6.07%	5.02%	7.67%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall (3)	Myrtle Beach, SC	Aug-24		4.09%	$47,111	$47,111	$—
Coastal Grand Crossing (3)	Myrtle Beach, SC	Aug-24		4.09%	2,273	2,273	—
The Pavilion at Port Orange (4)	Port Orange, FL	Feb-25	Feb-26	7.55%	22,249	—	22,249
York Town Center	York, PA	Mar-25		4.75%	14,515	14,515	—
Northgate Mall Development	Chattanooga, TN	Nov-25		7.25%	863	—	863
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-25	May-26	8.05%	3,320	3,320	—
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	36,149	36,149	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	4,361	4,361	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		7.78%	3,877	—	3,877
Friendly Center	Greensboro, NC	May-28		6.44%	72,360	72,360	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	33,665	33,665	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	26,021	26,021	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	7,175	7,175	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,700	1,700	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,260	19,260	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	42,864	42,864	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	17,500	17,500	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	5,000	5,000	—
					399,928	372,939	26,989

Plus Other Debt:
Alamance Crossing (5)	Burlington, NC	Jul-21		5.83%	41,122	41,122	—
					41,122	41,122	—

Less Noncontrolling Interests' Share Of Consolidated Debt:

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2024 (1)	Balance
						Fixed	Variable
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-25		8.05%	(11,403)	—	(11,403)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(9,939)	(9,939)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(8,920)	(8,920)	—
Hamilton Place open-air centers loan (8% - 10%)	Chattanooga, TN	Jun-32		5.85%	(5,533)	(5,533)	—
					(35,795)	(24,392)	(11,403)

Company's Share Of Consolidated, Unconsolidated and Other Debt (6)					$2,737,159	$1,793,467	$943,692
Weighted-average interest rate					6.03%	5.18%	7.66%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall (3)	Myrtle Beach, SC	Aug-24		4.09%	$94,222	$94,222	$—
Coastal Grand Crossing (3)	Myrtle Beach, SC	Aug-24		4.09%	4,546	4,546	—
The Pavilion at Port Orange (4)	Port Orange, FL	Feb-25	Feb-26	7.55%	44,498	—	44,498
York Town Center	York, PA	Mar-25		4.75%	29,030	29,030	—
Northgate Mall Development	Chattanooga, TN	Nov-25		7.25%	1,725	—	1,725
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-25	May-26	8.05%	6,640	6,640	—
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	55,614	55,614	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	4,361	4,361	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		7.78%	7,913	—	7,913
Friendly Center	Greensboro, NC	May-28		6.44%	144,720	144,720	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	67,330	67,330	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	40,033	40,033	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	14,350	14,350	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	6,800	6,800	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,520	38,520	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	65,944	65,944	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	35,000	35,000	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	10,000	10,000	—
					$750,576	$696,440	$54,136
Weighted-average interest rate					5.84%	5.70%	7.58%
(1)
See page 12 for debt discounts and unamortized deferred financing costs.
(2)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(3)
The loan is in maturity default. The Company is in discussions with the lender regarding a loan modification/extension.
(4)
Subsequent to December 31, 2024, the loan was extended through February 2026.
(5)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(6)
As of December 31, 2024, CBL owns interests in 12 assets (9 malls, 2 outlet centers and an open-air center) with a pro rata share debt balance of $806,600 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $773,211 of pro rata debt relates to malls, $31,116 relates to outlet centers and $2,273 relates to open-air centers. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the year ended December 31, 2024, CBL’s pro rata share of same-center NOI was $455,568, of which same-center NOI from cash trapped properties made up $84,260, with $78,676 relating to malls, $3,865 relating to outlet centers and $1,719 relating to an open-air center. For the year ended December 31, 2023, CBL’s pro rata share of same-center NOI was $454,492, of which same-center NOI from cash trapped properties made up $87,234, with $81,948 relating to malls, $3,439 relating to outlet centers and $1,847 relating to an open-air center.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.50%	5.83%
2024	—	49,384	—	—	49,384	1.80%	4.09%
2025	138,176	15,378	—	(21,342)	132,212	4.83%	7.53%
2026	674,530	61,718	—	(8,920)	727,328	26.57%	4.55%
2027	725,495	4,361	—	—	729,856	26.66%	7.42%
2028	137,193	109,902	—	—	247,095	9.03%	5.40%
2029	340,062	33,196	—	—	373,258	13.64%	7.55%
2030	251,448	1,700	—	—	253,148	9.25%	3.98%
2032	65,000	19,260	—	(5,533)	78,727	2.88%	5.74%
2033	—	39,665	—	—	39,665	1.45%	7.85%
2034	—	65,364	—	—	65,364	2.39%	6.50%
Total	$2,331,904	$399,928	$41,122	$(35,795)	$2,737,159	100.00%	6.03%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.50%	5.83%
2024	—	49,384	—	—	49,384	1.80%	4.09%
2025	974,351	40,947	—	(21,342)	993,956	36.32%	7.08%
2026	563,850	36,149	—	(8,920)	591,079	21.59%	4.48%
2027	340,062	4,361	—	—	344,423	12.58%	7.79%
2028	137,193	109,902	—	—	247,095	9.03%	5.40%
2029	—	33,196	—	—	33,196	1.21%	4.97%
2030	251,448	1,700	—	—	253,148	9.25%	3.98%
2032	65,000	19,260	—	(5,533)	78,727	2.88%	5.74%
2033	—	39,665	—	—	39,665	1.45%	7.85%
2034	—	65,364	—	—	65,364	2.39%	6.50%
Total	$2,331,904	$399,928	$41,122	$(35,795)	$2,737,159	100.00%	6.03%
(1)
During the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed large regional shopping centers, generally anchored by two or more anchors or junior anchors, a wide variety of in-line retail stores, restaurants and non-retail tenants.

Lifestyle Centers: The Lifestyle Centers are large open-air centers, generally anchored by one or more anchors, which can include traditional department store anchors, grocers, or other non-traditional anchors and/or junior anchors, a wide variety of in-line and retail stores, restaurants, and/or non-retail tenants.

Outlet Centers: The Outlet Centers are open-air centers, generally anchored by one or more discount or off-price junior anchors and a wide variety of brand name off-price or discount in-line stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of December 31, 2024, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to December 31, 2024, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley Mall	El Centro, CA
Kirkwood Mall	Bismarck, ND
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$372	$372	90.1%	91.8%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$396	$386	91.2%	91.2%

Open-Air Centers:
Westmoreland Crossing	Greensburg, PA	N/A	N/A	100.0%	98.4%

Outparcels and Other		N/A	N/A	91.6%	88.1%

Total Term Loan Assets (HoldCo I)		$376	$374	90.8%	92.0%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$308	$310	78.8%	81.4%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
Total Open-Air Centers		N/A	N/A	98.1%	99.8%

Outparcels and Other		N/A	N/A	87.2%	74.7%

Total Consolidated Unencumbered		$308	$310	81.8%	83.5%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Total Malls		$386	$397	89.3%	87.9%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$483	$510	95.0%	95.7%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$598	$594	93.0%	91.4%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	94.1%	94.6%

Total Joint Venture Assets		$479	$494	93.3%	93.2%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
CoolSprings Galleria	Nashville, TN
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Oak Park Mall	Overland Park, KS
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
West County Center	Des Peres, MO
Total Malls		$497	$490	93.3%	94.1%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$281	$291	86.7%	83.9%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	100.0%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	95.5%	94.5%

Outparcels		N/A	N/A	97.8%	99.2%

Total Consolidated Encumbered Assets		$474	$469	93.5%	93.5%

Total Same-Center Portfolio		$418	$418	90.3%	90.9%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
Harford Mall	Bel Air, MD
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I) (2)
Malls	$105,520	$(8,995)	$-	$96,525	$-	$-	$-	$96,525
Lifestyle Centers	21,880	(3,651)	-	18,229	-	-	-	18,229
Open-Air Centers	2,766	(95)	-	2,671	-	-	-	2,671
Outparcels	321	(153)	-	168	-	-	-	168
Other	1,128	(57)	-	1,071	-	-	-	1,071
Term Loan Debt Service	-	-	-	-	(63,117)	399	(28,418)	(91,136)
Total Term Loan Assets (HoldCo I)	131,615	(12,951)	-	118,664	(63,117)	399	(28,418)	27,528

CONSOLIDATED UNENCUMBERED
Malls (3)	54,540	(7,761)	-	46,779	(136)	-	(15,340)	31,303
Outlet Centers	(27)	-	-	(27)	-	-	-	(27)
Open-Air Centers	9,091	(168)	-	8,923	-	-	-	8,923
Outparcels	264	-	-	264	-	-	-	264
Other	2,151	(745)	-	1,406	-	-	-	1,406
Total Consolidated Unencumbered	66,019	(8,674)	-	57,345	(136)	-	(15,340)	41,869

JOINT VENTURE ASSETS
Malls	15,997	(2,677)	-	13,320	(2,760)	625	(1,451)	9,734
Outlet Centers	18,364	(1,413)	-	16,951	(6,909)	148	(1,687)	8,503
Lifestyle Centers	12,219	(2,889)	-	9,330	(4,940)	165	(1,013)	3,542
Open-Air Centers	19,487	(568)	-	18,919	(12,380)	350	(5,361)	1,528
Outparcels	261			261				261
Other	776	(27)	-	749	(561)	-	(2,298)	(2,110)
Total Joint Venture Assets	67,104	(7,574)	-	59,530	(27,550)	1,288	(11,810)	21,458

CONSOLIDATED ENCUMBERED ASSETS
Malls	142,231	(23,488)	(579)	118,164	(75,526)	18,260	(51,550)	9,348
Outlet Centers	3,865	(523)	-	3,342	(3,765)	1,387	(1,165)	(201)
Lifestyle Centers	1,990	-	-	1,990	(1,598)	113	-	505
Open-Air Centers	25,173	(2,267)	-	22,906	(15,522)	941	-	8,325
Outparcels	17,571	(730)	-	16,841	(13,879)	978	-	3,940
Total Consolidated Encumbered Assets	190,830	(27,008)	(579)	163,243	(110,290)	21,679	(52,715)	21,917

Total Same-Center	$455,568	$(56,207)	$(579)	$398,782	$(201,093)	$23,366	$(108,283)	$112,772
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.
(2)
During the year ended December 31, 2024, the Company sold Layton Hills Mall, Layton Hills Convenience Center, Layton Hills Plaza and all associated outparcels. This resulted in $4,796 being excluded from same-center NOI.
(3)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I) (2)
Malls	$106,694	$(7,488)	$(1,052)	$98,154	$-	$-	$-	$98,154
Lifestyle Centers	21,904	(2,240)	-	19,664	-	-	-	19,664
Open-Air Centers	2,669	(66)	-	2,603	-	-	-	2,603
Outparcels	294	-	-	294	-	-	-	294
Other	859	-	-	859	-	-	-	859
Term Loan Debt Service	-	-	-	-	(64,889)	399	(29,539)	(94,029)
Total Term Loan Assets (HoldCo I)	132,420	(9,794)	(1,052)	121,574	(64,889)	399	(29,539)	27,545

CONSOLIDATED UNENCUMBERED
Malls (3)	55,131	(5,004)	-	50,127	(1,428)	34	(2,900)	45,833
Outlet Centers	(28)	-	-	(28)	-	-	-	(28)
Open-Air Centers	8,213	(317)	-	7,896	-	-	-	7,896
Outparcels	275	(14)	-	261	-	-	-	261
Other	1,881	(2,469)	-	(588)	-	-	-	(588)
Total Consolidated Unencumbered	65,472	(7,804)	-	57,668	(1,428)	34	(2,900)	53,374

JOINT VENTURE ASSETS
Malls	15,602	(1,030)	-	14,572	(2,239)	56	(1,516)	10,873
Outlet Centers (4)	17,633	(4,031)	-	13,602	(5,924)	222	(9,959)	(2,059)
Lifestyle Centers	12,043	(2,397)	-	9,646	(4,372)	134	(926)	4,482
Open-Air Centers	19,163	(1,229)	(2,904)	15,030	(12,577)	318	(4,903)	(2,132)
Outparcels	276			276				276
Other	729	(27)	-	702	(622)	-	(1,432)	(1,352)
Total Joint Venture Assets	65,446	(8,714)	(2,904)	53,828	(25,734)	730	(18,736)	10,088

CONSOLIDATED ENCUMBERED ASSETS
Malls	145,106	(15,719)	(1,837)	127,550	(83,001)	24,806	(54,077)	15,278
Outlet Centers	3,439	(350)	-	3,089	(7,243)	4,720	(944)	(378)
Lifestyle Centers	1,902	-	-	1,902	(1,597)	113	(84)	334
Open-Air Centers	23,927	(2,781)	(219)	20,927	(15,509)	942	(631)	5,729
Outparcels	16,780	(289)	(1,691)	14,800	(13,863)	980	(733)	1,184
Total Consolidated Encumbered Assets	191,154	(19,139)	(3,747)	168,268	(121,213)	31,561	(56,469)	22,147

Total Same-Center	$454,492	$(45,451)	$(7,703)	$401,338	$(213,264)	$32,724	$(107,644)	$113,154
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
During the year ended December 31, 2024, the Company sold Layton Hills Mall, Layton Hills Convenience Center, Layton Hills Plaza and all associated outparcels. This resulted in $8,081 being excluded from same-center NOI.
(3)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.
(4)
In April 2023, the loan secured by The Outlet Shoppes of the Bluegrass - Phase II was paid off. In October 2024, the Company and its joint venture partner entered a new loan secured by The Outlet Shoppes of the Bluegrass - Phase I and The Outlet Shoppes of the Bluegrass - Phase II.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	December 31, 2024	December 31, 2023
ASSETS
Real estate assets:
Land	$154,508	$174,157
Buildings and improvements	384,269	411,064
	538,777	585,221
Accumulated depreciation	(104,111)	(85,464)
	434,666	499,757
Held for sale	17,562	—
Developments in progress	149	571
Net investment in real estate assets	452,377	500,328
Cash	31,708	35,741
Receivables:
Tenant	22,234	16,464
Other	353	5,608
In-place leases, net	32,377	53,273
Above market leases, net	22,743	37,841
Other assets	5,893	6,344
	$567,685	$655,599
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$725,163	$799,282
Below market leases, net	15,245	24,358
Accounts payable and accrued liabilities	39,396	38,621
Total liabilities	779,804	862,261
Owner's deficit	(212,119)	(206,662)
	$567,685	$655,599

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental revenues	$49,285	$53,369	$192,548	$201,994
Other	1,620	1,622	5,704	4,937
Total revenues	50,905	54,991	198,252	206,931
Expenses:
Property operating	(8,466)	(8,361)	(34,659)	(33,774)
Depreciation and amortization	(11,057)	(16,428)	(49,919)	(73,076)
Real estate taxes	(4,087)	(3,912)	(18,097)	(18,565)
Maintenance and repairs	(3,867)	(4,680)	(15,412)	(16,677)
Management fees	(2,250)	(2,250)	(9,000)	(9,000)
Total expenses	(29,727)	(35,631)	(127,087)	(151,092)
Other income (expenses):
Other income	157	199	819	414
Interest expense	(14,143)	(16,862)	(63,117)	(64,889)
Gain on sales of real estate assets	—	—	10,593	—
Total other expenses	(13,986)	(16,663)	(51,705)	(64,475)
Net income (loss)	$7,192	$2,697	$19,460	$(8,636)

Modified Cash NOI (1)	$36,067	$40,488	$137,122	$141,142
Interest Coverage Ratio (2)			2.2x	2.2
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 6, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
	Year Ended December 31,	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$19,460	$(8,636)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,919	73,076
Net amortization of deferred financing costs and debt discounts	399	399
Net amortization of intangible lease assets and liabilities	6,203	5,788
Write-off of development projects	—	17
Gain on sales of real estate assets	(10,593)	—
Change in estimate of uncollectable revenues	1,721	(43)
Changes in:
Tenant and other receivables	(2,874)	(1,593)
Other assets	463	(595)
Accounts payable and accrued liabilities	(2,670)	(3,589)
Net cash provided by operating activities	62,028	64,824

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(12,834)	(14,602)
Proceeds from sales of real estate assets	46,606	—
Changes in other assets	(793)	(564)
Net cash provided by (used in) investing activities	32,979	(15,166)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(74,418)	(29,539)
Additions to deferred financing costs	(100)	(100)
Contributions to member	984	—
Distributions to member	(25,402)	(23,383)
Net cash used in financing activities	(98,936)	(53,022)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,929)	(3,364)
CASH AND CASH EQUIVALENTS, beginning of period	35,741	39,105
CASH AND CASH EQUIVALENTS, end of period	$31,812	$35,741
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$31,708	$35,741
Restricted cash	104	—
CASH AND CASH EQUIVALENTS, end of period	$31,812	$35,741

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Three Months Ended December 31, 2024:
All Property Types (2)	858,836	$39.99	$38.90	(2.7)%	$39.76	(0.6)%
Malls, Lifestyle Centers & Outlet Centers	820,018	40.63	39.44	(2.9)%	40.29	(0.8)%
New leases	36,041	32.76	41.32	26.1%	44.67	36.4%
Renewal leases	783,977	41.00	39.36	(4.0)%	40.08	(2.2)%
Open Air Centers	38,818	26.27	27.33	4.0%	28.61	8.9%

Year Ended December 31, 2024:
All Property Types (2)	2,686,925	$35.50	$36.66	3.3%	$37.57	5.8%
Malls, Lifestyle Centers & Outlet Centers	2,526,612	36.12	37.24	3.1%	38.12	5.5%
New leases	253,863	28.39	41.27	45.4%	44.44	56.5%
Renewal leases	2,272,749	36.99	36.79	(0.5)%	37.41	1.1%
Open Air Centers	132,367	24.61	27.17	10.4%	28.47	15.7%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (2) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended December 31, 2024:
Operating portfolio:			As of December 31,	As of December 31,
New leases	250,900		2024	2023
Renewal leases	1,125,934	Same-center Malls, Lifestyle & Outlet Centers	$31.01	$30.37
Total leased	1,376,834	Total Malls	31.14	30.64
		Total Lifestyle Centers	31.96	30.53
Year Ended December 31, 2024:		Total Outlet Centers	29.32	28.36
Operating portfolio:		Total Malls, Lifestyle & Outlet Centers	31.01	30.37
New leases	980,105	Open-Air Centers	15.84	15.56
Renewal leases	3,500,440	Other	20.94	20.37
Total leased	4,480,545
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2024, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Year Ended December 31, 2024 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2024:
New	78	268,832	6.29	$34.71	$37.68	$24.95	$9.76	39.1%	$12.73	51.0%
Renewal	715	2,259,842	2.74	35.64	36.39	36.80	(1.16)	(3.2)%	(0.41)	(1.1)%
Commencement 2024 Total	793	2,528,674	3.09	35.54	36.52	35.54	—	—	0.98	2.8%

Commencement 2025:
New	27	77,723	6.91	46.66	50.56	30.89	15.77	51.1%	19.67	63.7%
Renewal	216	686,645	3.04	35.61	36.32	35.87	(0.26)	(0.7)%	0.45	1.3%
Commencement 2025 Total	243	764,368	3.47	36.73	37.77	35.36	1.37	3.9%	2.41	6.8%

Total 2024/2025	1,036	3,293,042	3.18	$35.82	$36.81	$35.50	$0.32	0.9%	$1.31	3.7%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Group, PLC (2)	107	163,523	2.72%
2	Victoria's Secret & Co.	46	381,193	2.60%
3	Dick's Sporting Goods, Inc. (3)	25	1,615,698	2.36%
4	Pentland Group	59	346,804	2.22%
5	American Eagle Outfitters, Inc.	59	356,602	2.20%
6	Foot Locker, Inc.	62	308,548	2.08%
7	Bath & Body Works, Inc.	56	232,923	1.81%
8	Genesco Inc. (4)	71	142,736	1.50%
9	Knitwell Group	87	389,176	1.36%
10	The Gap, Inc.	42	508,261	1.22%
11	Luxottica Group S.P.A. (5)	74	168,185	1.22%
12	Cinemark Corp.	8	430,944	1.18%
13	The Buckle, Inc.	31	162,079	1.11%
14	Hot Topic, Inc.	96	241,327	0.99%
15	The TJX Companies, Inc. (6)	19	542,607	0.98%
16	Barnes & Noble Inc.	18	473,816	0.85%
17	Shoe Show, Inc.	28	357,714	0.84%
18	Abercrombie & Fitch, Co.	27	184,814	0.82%
19	Claire's Stores, Inc.	64	82,679	0.80%
20	H & M Hennes & Mauritz AB	37	780,855	0.80%
21	Spencer Spirit Holdings, Inc.	46	108,379	0.79%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.76%
23	Focus Brands LLC (7)	64	46,362	0.73%
24	Darden Restaurants, Inc.	35	240,371	0.69%
25	Chick-fil-A, Inc.	25	52,930	0.65%
		1,209	8,556,487	33.28%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

Capital Expenditures

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Tenant allowances (1)	$8,016	$3,814	$19,863	$17,079
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	1,275	2,531	5,047	5,331
Roof replacements	1,897	498	6,801	3,319
Other capital expenditures	4,901	6,243	19,497	16,246
Total maintenance capital expenditures	8,073	9,272	31,345	24,896
Total capital expenditures	$16,089	$13,086	$51,208	$41,975
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Developments Completed at December 31, 2024

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2024 Cost	Opening Date	Initial Unleveraged Yield
Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	$2,648	$2,434	$579	Q4 '24	23.3%
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at December 31, 2024

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2024 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$10,347	$7,151	Summer '25	11.0%
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.